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Exhibit 99.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTIONS 906 OF THE
SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Metromedia International Group, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

  (a)
  the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 15th day of July, 2003.

METROMEDIA INTERNATIONAL GROUP, INC.

/s/ MARK S. HAUF Mark S. Hauf President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1